UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Consent Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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[  ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

CRITICARE SYSTEMS, INC.
________________________________________________________________________________________________________
(Name of Registrant as Specified in Its Charter)

BLUELINE PARTNERS, L.L.C. ________________________________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BlueLine Says ISS Did Not Recommend Against its Proposals

DANVILLE, Calif., Oct 25 /PRNewswire-FirstCall/ – BlueLine Partners today reacted to the latest misrepresentation made by the management of Criticare Systems, Inc. (AMEX: CMD) relating to the shareholder consent solicitation initiated by BlueLine.

Earlier today, Criticare issued a press release with the title “ISS Recommends that Criticare Stockholders ‘Do Not Vote’ for any of BlueLine’s Proposals”. This title appears to be a knowing misrepresentation of the ISS report prepared for its clients. Per conversations that BlueLine has had with the individuals at ISS responsible for the report, ISS did not recommend against BlueLine’s proposals. Instead, ISS reported that it did not have sufficient time to review the proposals and therefore recommended that those of its clients awaiting its opinion not cast any vote.

“Criticare’s management took the ‘do not vote’ language from the ISS report and added its own words ‘for any of the BlueLine proposals’ in order to give a false impression of the report,” said Scott Shuda, a director at BlueLine. “The ISS representative has told BlueLine that ISS agrees the Criticare press release misstates ISS’ recommendation and that ISS is taking steps to correct the false impression that Criticare’s press release has created,” Shuda continued.

“Criticare’s management has consistently misquoted BlueLine and misrepresented our intent throughout this process. It looks like their effort to do the same thing with the ISS report will be exposed,” said Shuda. “It is also ironic that Criticare is attempting to use institutional proxy advisory reports against BlueLine’s proposals when management knows that BlueLine’s proposals have the support of almost all of Criticare’s institutional stockholders. Criticare’s management is ignoring the opinions of its largest stockholders while simultaneously promoting the “non-opinions” of entities such as ISS whose own report stresses that it lacks the information necessary to make a recommendation,” Shuda continued.

Additional Information and Where to Find It

BlueLine has filed a consent solicitation statement and other relevant materials with the Securities and Exchange Commission (“SEC”). Before making any voting decision with respect to the proposed solicitation, Criticare stockholders are urged to read the consent solicitation statement and other relevant materials because they contain important information about the proposed solicitation. The consent solicitation statement and other relevant materials, and any other documents filed by BlueLine with the SEC, may be obtained at the SEC’s website at www.sec.gov. In addition, copies of the consent statement are available at BlueLine’s website or by mail at 4115 Blackhawk Plaza Circle, Danville, CA 94506, telephone: 925-648-2085. You may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Interests of Certain Persons in the Solicitation

BlueLine and its directors may be deemed to be participants in the solicitation of consents from Criticare stockholders in favor of the proposed consent solicitation. William M. Moore, a director of BlueLine, has interests in the transaction that may differ from the interests of Criticare stockholders generally, inasmuch as he will be elected to the Criticare board of directors if the consent solicitation is successful. These interests are described in the consent solicitation statement.